As filed with the Securities and Exchange Commission on August 31, 2022
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HSBC Bank plc
(Exact Name of Registrant as Specified in Its Charter)

N/A
(Translation of Registrant’s name into English)

England	13-3122683
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
8 Canada Square
London E14 5HQ
United Kingdom
Tel. No: +44-20-7991-8888
(Address and Telephone Number of Registrant’s Principal Executive Offices)

William L. Kuhn, IV
HSBC North America Holdings Inc.
452 Fifth Avenue
New York, NY 10018
Tel. No: 212-525-5000
(Name, Address and Telephone Number of Agent for Service)

Copies to:
David I. Gottlieb
Cleary Gottlieb Steen & Hamilton LLP
2 London Wall Place
London EC2Y 5AU, United Kingdom
Tel. No: +44-20-7614-2200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012. ☐

EXPLANATORY NOTE
The prospectus contained herein relates to both of the following:
•
the initial offering of debt securities of HSBC Bank plc on a continuous or delayed basis; and

•
market-making transactions that may occur on a continuous or delayed basis in the debt securities after they are initially offered and sold.

When the prospectus is delivered to an investor in the initial offering described above, the investor will be informed of that fact in the confirmation of sale. When the prospectus is delivered to an investor who is not so informed, it is delivered in a market-making transaction.

Prospectus
HSBC Bank plc
Debt securities

HSBC Bank plc may offer debt securities for sale through this prospectus (the “securities” or “debt securities”).
The company will provide the specific terms of the securities that the company is offering in supplements to this prospectus. You should read this prospectus and any prospectus supplement (including any pricing supplement, underlying supplement, and/or product supplement, the “Prospectus Supplement”) carefully before you invest.
This prospectus may not be used to consummate sales of debt securities unless accompanied by a Prospectus Supplement.

The debt securities will be subject to the exercise of the UK bail-in power by the relevant UK resolution authority as described herein and in the applicable Prospectus Supplement for such debt securities.
The debt securities are not deposit liabilities of HSBC Bank plc and are not covered by the United Kingdom Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United Kingdom, the United States or any other jurisdiction.

Investing in the securities involves certain risks. See “Risk Factors” beginning on page 8 to read about certain risk factors you should consider before investing in the securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The company may use this prospectus in the initial sale of these securities. In addition, HSBC Securities (USA) Inc. or another of the company’s affiliates may use this prospectus in a market-making transaction in any of these securities after their initial sale. Unless the company or the company’s agent informs you otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.
The date of this prospectus is August 31, 2022.

Prohibition of Sales to EEA Retail Investors
Unless otherwise stated in the applicable free writing prospectus and/or pricing supplement, the securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2016/97/EU (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.
This prospectus has been prepared on the basis that any offer of securities in the EEA will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of securities. Accordingly any person making or intending to make an offer in the EEA of securities which are the subject of an offering contemplated in this prospectus as completed by the applicable Prospectus Supplement, in relation to the offer of those securities may only do so in circumstances in which no obligation arises for the company or any of the underwriters to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation, in each case, in relation to such offer. Neither the company nor any of the underwriters have authorized, nor does the company or any of the underwriters authorize, the making of any offer of the securities in the EEA in circumstances in which an obligation arises for the company or the underwriters to publish a prospectus for such offer. Neither the company nor the underwriters have authorized, nor does the company authorize, the making of any offer of securities in the EEA through any financial intermediary, other than offers made by the underwriters which constitute the final placement of the securities contemplated in this prospectus.
Where the applicable free writing prospectus and/or pricing supplement includes a section entitled “MiFID II product governance,” it will outline the target market assessment in respect of the securities and the appropriate channels for distribution. Any person subsequently offering, selling or recommending the securities (a “distributor”) should take into consideration the target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the securities (by either adopting or refining the target market assessment made in respect of such securities by any manufacturer) and determining appropriate distribution channels.
For the purpose of the MiFID II product governance rules under EU Delegated Directive 2017/593 (the “MiFID Product Governance Rules”), a determination will be made in relation to each issue about whether any underwriter or dealer subscribing for any securities is a manufacturer in respect of such securities, but otherwise neither the underwriters nor the dealers nor any of their respective affiliates will be a manufacturer for the purpose of the MiFID Product Governance Rules.
Prohibition of Sales to UK Retail Investors
Unless otherwise stated in the applicable free writing prospectus and/or pricing supplement, the securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, (as amended, the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended) as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended) as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus has been prepared on the basis that any offer of securities in the UK will be made pursuant to an exemption under Section 86 of the FSMA from the requirement to publish a prospectus for offers of securities. Accordingly any person making or intending to make an offer in the UK of securities which are the subject of an offering contemplated in this prospectus as completed by the applicable Prospectus Supplement, in relation to the offer of those securities may only do so in circumstances in which no obligation arises for the company or any of the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of Regulation (EU) 2017/1129 (as amended) as it forms part of domestic law by virtue of the EUWA, in each case, in relation to such offer. Neither the company nor any of the underwriters have authorized, nor does the company or any of the underwriters authorize, the making of any offer of the securities in the UK in circumstances in which an obligation arises for the company or the underwriters to publish a prospectus for such offer. Neither the company nor the underwriters have authorized, nor does the company authorize, the making of any offer of securities in the UK through any financial intermediary, other than offers made by the underwriters which constitute the final placement of the securities contemplated in this prospectus.
Where the applicable free writing prospectus and/or pricing supplement includes a section entitled “UK MiFIR product governance,” it will outline the target market assessment in respect of the securities and the applicable channels for distribution. Any person subsequently offering, selling or recommending the securities (a “distributor”) should take into consideration the target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the securities (by either adopting or refining the target market assessment) and determining appropriate distribution channels.
A determination will be made in relation to each issue of securities about whether, for the purpose of the UK MiFIR Product Governance Rules, any underwriter or dealer subscribing for any securities is a manufacturer in respect of such securities, but otherwise neither the underwriters nor the dealers nor any of their respective affiliates will be a manufacturer for the purpose of the UK MIFIR Product Governance Rules.
HSBC Bank plc has not authorized anyone to provide you with information different from that contained in this prospectus, any Prospectus Supplement or any related free writing prospectus. The company has not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus, any Prospectus Supplement or any free writing prospectus is accurate as of any date other than the date on the front of such document.
Neither the delivery of this prospectus nor any sale made hereunder will under any circumstance create an implication that there has been no change in the affairs of HSBC Bank plc since the date hereof. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.
All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that the company filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, the company may sell the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities the company may offer. Each time the company sells securities, the company will provide a Prospectus Supplement that will contain specific information about the terms of the securities. The Prospectus Supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any Prospectus Supplement together with the additional information described under the heading “Where You Can Find More Information About The Company.”
CERTAIN DEFINITIONS AND PRESENTATION OF FINANCIAL INFORMATION
Definitions
As used in this prospectus, (i) the term “the company” means HSBC Bank plc; (ii) the terms “the group”, “we,” “us,” and “our” refer to HSBC Bank plc together with its subsidiary undertakings; and (iii) the terms “HSBC”, “HSBC Group” and “Group” refer to HSBC Holdings plc together with its subsidiaries.
Presentation of Financial Information
The consolidated financial statements of the group for the fiscal years ended December 31, 2021, 2020 and 2019 comply with UK-adopted international accounting standards and with the requirements of the UK Companies Act 2006, and have also applied International Financial Reporting Standards (“IFRSs”) adopted pursuant to Regulation (EC) No 1606/2002 as it applies in the European Union (“EU”). These financial statements are also prepared in accordance with IFRSs as issued by the International Accounting Standards Board (“IASB”), including interpretations issued by the IFRS Interpretations Committee, as there are no applicable differences from IFRSs as issued by the IASB for the periods presented therein. As of December 31, 2021, there were no unendorsed standards effective for the year ended December 31, 2021 affecting the consolidated financial statements included in the company’s Registration Statement on Form 20-F (File No. 000-56449), filed with the SEC on May 27, 2022, as amended on July 8, 2022 (the “Form 20-F”).
The condensed consolidated interim financial statements of the group have been prepared on the basis of the policies set out in the the group’s 2021 annual financial statements and the Form 20-F, and in accordance with IAS 34 “Interim Financial Reporting” as adopted by the UK, IAS 34 “Interim Financial Reporting” as issued by the IASB, IAS 34 “Interim Financial Reporting” as adopted by the EU and the Disclosure Guidance and Transparency Rules sourcebook of the UK’s Financial Conduct Authority. The interim condensed financial consolidated statements should be read in conjunction with the Form 20-F.
As of June 30, 2022, there were no unendorsed standards effective for the six-month period ended June 30, 2022 affecting the group’s interim condensed consolidated financial statements included in the company’s Interim Report for the six-month period ended June 30, 2022, furnished under cover of Form 6-K to the SEC on August 1, 2022 (the “2022 Interim Report”), and there was no difference between IFRSs adopted by the UK, IFRSs as adopted by the EU and IFRSs issued by the IASB in terms of their application to the group.
The company uses pound sterling as the company’s presentation currency in the company’s consolidated financial statements.
The financial information presented in this document complies with international accounting standards in conformity with the requirements of the UK Companies Act 2006 and with IFRSs adopted pursuant to Regulation (EC) No 1606/2002 as it applies in the EU. The financial information presented in this document is also prepared in accordance with IFRSs as issued by the IASB. See “Where You Can Find More Information About the Company.”

Currency
In this prospectus, all references to (i) “U.S. dollars,” “US$,” “dollars” or “$” are to the lawful currency of the United States of America and (ii) “sterling,” “pounds sterling” or “£” are to the lawful currency of the UK.

LIMITATION ON ENFORCEMENT OF U.S. LAWS AGAINST THE COMPANY, ITS MANAGEMENT AND OTHERS
The company is an English public limited company. Most of the company’s directors and executive officers (and certain experts named in this prospectus or in documents incorporated herein by reference) are resident outside the United States, and a substantial portion of the company’s assets and the assets of such persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon these persons or to enforce against them or the company in U.S. courts judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. The company has been advised by its English solicitors, Cleary Gottlieb Steen & Hamilton LLP, that there is doubt as to enforceability in the English courts, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in the UK. The enforceability of any judgment in the UK will depend on the particular facts of the case in effect at the time.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements may be identified by the use of terms such as “believes,” “expects,” “estimate,” “may,” “intends,” “plan,” “will,” “should,” “potential,” “reasonably possible” or “anticipates” or the negative thereof or similar expressions, or by discussions of strategy.
The company has based the forward-looking statements on current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us, as described under “Cautionary statement regarding forward-looking statements” contained in the Form 20-F and the 2022 Interim Report. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their dates. Additional information, including information on factors which may affect the group’s business, is contained in the Form 20-F and 2022 Interim Report.
WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY
The company has filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus (the “Registration Statement”). This prospectus is part of the Registration Statement and omits certain information contained in the Registration Statement, as permitted by the rules and regulations of the SEC. For further information with respect to the company or the securities the company is offering, please refer to the Registration Statement, including its exhibits and the financial statements, notes and schedules filed as a part thereof. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.
In addition, the company files annual reports, special reports and other information with the SEC. The company’s SEC filings are available to you on the SEC’s website at http://www.sec.gov. This site contains reports and information statements and other information regarding issuers that file electronically with the SEC. The company also makes available on the HSBC Group website, free of charge, the company’s annual reports on Form 20-F and the text of the company’s reports on Form 6-K, including any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. The HSBC Group website address is http://www.hsbc.com. The information on these websites is not part of this prospectus, except as specifically incorporated by reference herein.
The company is “incorporating by reference” in this prospectus the information in certain documents that the company files with the SEC, which means the company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents will not create any implication that there has been no change in the company’s affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When the company updates the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. The company incorporates by reference in this prospectus the Form 20-F and the 2022 Interim Report.
In addition, all documents filed by the company with the SEC pursuant to Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, to the extent expressly stated therein, certain reports on Form 6-K furnished by the company after the date of this prospectus will also be deemed to be incorporated by reference in this prospectus from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Moreover, any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus and to be a part hereof from the date of filing of such document.
You may request a copy of these documents at no cost to you by writing or telephoning the company at the following address:
Company Secretary
HSBC Bank plc
8 Canada Square London E14 5HQ United Kingdom
Tel: +44 20-7991-8888

HSBC BANK PLC
The company and the group are part of the HSBC Group, which is one of the largest banking and financial services organizations in the world. As of June 30, 2022, the group had total assets of £709,701 million and total shareholders’ equity of £23,862 million. For the six-month period ended June 30, 2022, the group’s operating profit was £348 million on total operating income of £2,889 million. The company and the group are responsible for HSBC’s European business, apart from UK retail and most UK commercial banking activity which, post ring-fencing, are managed by HSBC UK Bank plc.
The company is a wholly owned subsidiary of HSBC Holdings plc. Headquartered in London, the HSBC Group operates through long-established businesses and serves customers worldwide in 64 countries and territories in Europe, Asia, North America, Latin America and the Middle East and North Africa. Within these regions, a comprehensive range of banking and related financial services is offered to personal, commercial, corporate, institutional, investment and private banking clients. HSBC’s products and services are delivered to clients through three global businesses, Wealth and Personal Banking, Commercial Banking and Global Banking and Markets.

RISK FACTORS
You should consider carefully all of the information included, or incorporated by reference, in this document and any risk factors included in the applicable Prospectus Supplement before you decide to buy securities.
Risks Relating to the Company’s Business
For information on risks relating to the company’s business, you should read the risks described in the Form 20-F, including the section entitled “Risk factors” on pages 2 through 18 and Note 33 (Legal proceedings and regulatory matters) to the consolidated financial statements included therein on pages F-72 through F-75, and the 2022 Interim Report, including the section entitled “Risk — Areas of Special Interest” on pages 17 to 20 and Note 10 (Legal proceedings and regulatory matters) to the interim condensed consolidated financial statements included therein on pages 71 through 73, which is incorporated by reference in this prospectus, and/or similar disclosure in subsequent filings incorporated by reference in this prospectus.

USE OF PROCEEDS
Unless the company otherwise discloses in the applicable Prospectus Supplement, the company intends to use the net proceeds from the sale of the securities for general corporate, asset and liability management and refinancing purposes.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS OF THE COMPANY
The following table shows the share capital position of the company and its consolidated capitalization and indebtedness as of June 30, 2022:
As of June 30, 2022 in £m
Share capital of the company
Ordinary shares (of nominal value £1 each)	797
Preference shares ($0.01 non-cumulative third dollar preference shares)	0.172
The group equity
Called up share capital	797
Other equity instruments(1)	3,930
Other reserves	(6,188)
Retained earnings	25,323
Total shareholders’ equity	23,862
Non-controlling interests	130
Total equity	23,992
The group indebtedness(2)
Debt securities in issue	8,650
Trading liabilities – Debt securities in issue	914
Debt securities in issue designated at fair value	24,102
Subordinated liabilities	16,003
Total indebtedness	49,669
Total Capitalization and Indebtedness	73,661

(1)
Comprises 9 undated subordinated resettable additional tier 1 instruments held by HSBC Holdings plc.

(2)
As of June 30, 2022, the group had other liabilities of £636,040 million and contingent liabilities and contractual commitments of £156,803 million (including guarantees of £19,501 million). Contractual commitments includes £134,227 million of commitments (2021: £115,695 million), to which the impairment requirements in IFRS 9 are applied where the group has become party to an irrevocable commitment.

Save as disclosed in the above notes, there has been no material change in the issued share capital of the company, or its consolidated capitalization and indebtedness, since June 30, 2022.

DESCRIPTION OF DEBT SECURITIES
The company may offer, from time to time, one or more series of debt securities. The following description of debt securities sets forth certain general terms and provisions of the debt securities to which any Prospectus Supplement may relate. The particular terms of the debt securities offered by any Prospectus Supplement and the extent, if any, to which these general provisions may apply to such debt securities will be described in the Prospectus Supplement relating to such debt securities.
General
The company will issue debt securities under a senior debt indenture (the “Indenture”). The trustee under the Indenture will be Computershare Trust Company, N.A., or such other entity as is specified in the applicable Prospectus Supplement. The company has appointed HSBC Bank USA, National Association (“HBUS”) to act as paying agent and securities registrar under the Indenture.
The following summaries of certain provisions of the Indenture do not purport to be complete and these summaries are qualified in their entirety by reference to all the provisions of the Indenture, including the definitions therein of certain terms. Unless otherwise specified, capitalized terms used in this summary have the meanings specified in the Indenture.
The following briefly summarizes the material provisions of the Indenture and the debt securities, other than pricing and related terms disclosed in the applicable Prospectus Supplement. You should read the more detailed provisions of the Indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable Prospectus Supplement. You can obtain a copy of the Indenture as described under the caption “Where You Can Find More Information About the Company.” So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the Indenture. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statements in this prospectus are qualified by that reference.
The Indenture does not limit the aggregate principal amount of debt securities that may be issued. The company may issue debt securities in series up to the aggregate principal amount that may be authorized from time to time without your consent. The debt securities will be the unsecured obligations of the company (Section 1.13). The debt securities will rank with parity with all of the other unsecured and unsubordinated indebtedness of the company.
The debt securities may be issued in one or more series. Holders should refer to the applicable Prospectus Supplement for the terms of the particular series of debt securities, including, where applicable (Section 3.01):
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the title of the debt securities (which shall distinguish the offered debt securities from all other series of debt securities);

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the limit, if any, on the aggregate principal amount of the debt securities that may be authenticated and delivered under the applicable Indenture (except for debt securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other debt securities of the same series pursuant to Sections 3.04, 3.05, 3.06, 11.06 or 13.08 of the Indenture);

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the dates on which, or periods during which, the debt securities will be issued, and the dates on, or the range of dates within, which the principal of (and premium, if any, on) the debt securities are or may be payable;

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the rate or rates at which the debt securities will bear interest, if any, or the method by which the rate or rates will be determined, and the date or dates from which interest, if any, will accrue, the date or dates on which interest, if any, on the debt securities will be payable and, in the case of registered securities, the regular record dates for the interest payable on the interest payment dates or the method by which the date or dates will be determined;

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if other than the designated office of the trustee in New York City, the place or places where (i) payments on the debt securities will be payable, (ii) the debt securities may be surrendered for registration of transfer, (iii) the debt securities may be surrendered for exchange, and (iv) notices to or upon the company in respect of the debt securities and the Indenture may be served;
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the period or periods within which or the dates on which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, if any, in whole or in part, at the company’s option or otherwise;

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if other than denominations of $1,000 and any integral multiples thereof, the denominations in which any debt securities will be issuable;

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if other than the trustee, the identity of each security registrar and/or paying agent;

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if other than the principal amount, the portion of the principal amount (or the method by which this portion will be determined) of the debt securities that will be payable if the maturity thereof is accelerated;

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if other than in United States dollars, the currency in which the debt securities will be denominated or in which payment of the principal and premium, if any, or interest, if any, on the debt securities will be payable and any other terms concerning such payment;

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any index, formula or other method (including a method based on changes in the prices or performance of particular securities, currencies, intangibles, goods, articles or commodities, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance), or a combination thereof, used to determine the amount of payments of principal of and premium, if any, and interest, if any, on the debt securities and the manner in which those amounts will be determined;

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if the principal, premium, if any, or interest, if any, on the debt securities is to be payable other than or in combination with cash, the securities, commodities, other property or combination thereof in which such principal, premium, if any, or interest, if any, is so payable, and the terms and conditions (including the manner of determining the value of any such securities, commodities, other property or any combination thereof) upon which such payment is to be made;

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if the principal, premium, if any, or interest, if any, on debt securities of the series are to be payable, at the election of the company or a holder of debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency in which the debt securities are denominated or payable without such election and the currency in which the debt securities are to be paid if such election is made;

•
if the principal, premium, if any, or interest, if any, on the debt securities are to be payable, at the election of the company or a holder of debt securities, in cash, securities, commodities, other property or a combination thereof (or the cash value thereof), the terms and conditions upon which such election may be made;

•
if, at the election of the company or a holder of debt securities, the debt securities are to be convertible into, or redeemable or exchangeable for, cash, securities, commodities, other property, or a combination thereof (or the cash value thereof), the terms and conditions upon which such election may be made and the time and the manner of determining such conversion, redemption or exchange;

•
any provisions relating to the extension of, maturity of, or the renewal of, the debt securities;

•
whether provisions relating to defeasance and covenant defeasance will be applicable to the debt securities;

•
any other provisions granting special rights to holders of the debt securities upon the occurrence of specified events;

•
any modifications, deletions or additions to the Events of Default (as described below) or the company’s covenants with respect to the debt securities;

•
whether the debt securities are issuable initially in global form and, if so (i) the initial depositary for the global debt securities and (ii) the terms and conditions upon which the global debt securities may be exchanged for the individual debt securities represented thereby;

•
the date as of which any temporary global debt security will be dated if other than the original issuance date of the first debt security of that series to be issued;

•
the person to whom any interest on any registered debt securities will be payable, if other than the registered holder, and the extent to which and the manner in which any interest payable on a temporary global debt security will be paid if other than as specified in the Indenture;

•
the form and/or terms of certificates, documents or conditions, if any, for debt securities to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt security of such series);

•
whether Additional Amounts (as defined below) shall not be payable by the company; and

•
any other terms, conditions, rights and preferences (or limitations on these rights or preferences) relating to the debt securities (which terms may not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or with the provisions of the Indenture.

If the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities is determined with reference to any type of index or formula or changes in prices or performance of particular securities, currencies, intangibles, goods, articles or commodities or any other financial, economic or other measure or instrument (including the occurrence or non-occurrence of any event or circumstance), the U.S. federal income tax consequences, specific terms, market disruption events and other information with respect to the debt securities and the related index or formula, securities, currencies, intangibles, goods, articles or commodities will be described in the applicable Prospectus Supplement.
The company may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. These are referred to as discount securities. U.S. federal income tax consequences and other special considerations applicable to discount securities will be described in the applicable Prospectus Supplement.
Registration and Transfer
Unless otherwise provided in the applicable Prospectus Supplement, the company will issue each series of debt securities only in registered form, which the company refer to as registered securities. Unless otherwise provided in the applicable Prospectus Supplement, HBUS will serve as the initial security registrar. Unless otherwise provided in the applicable Prospectus Supplement, registered securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by the company or the securities registrar) or exchanged for other debt securities of the same series at the corporate trust office of the trustee in New York City. The company shall make this transfer or exchange without service charge but may require payment of any tax or other governmental charge, as described in the Indenture (Sections 3.01, 3.05, 12.02).
Unless otherwise indicated in the applicable Prospectus Supplement, registered securities, other than registered securities issued in global form (which may be of any denomination), will be issued without coupons and in denominations of $1,000 or integral multiples thereof (Section 3.02).
As currently anticipated, debt securities of a series will be issued in book-entry form, and global notes will be issued in physical (paper) form, as described below under “Book-Entry Procedures.” The Prospectus Supplement relating to debt securities denominated in a foreign or composite currency will specify the denomination of the debt securities.
Payment and Paying Agents
Unless otherwise indicated in the applicable Prospectus Supplement, the company will pay the principal of, premium, if any, and interest, if any, on the debt securities at the corporate trust office of the trustee in New York City or at the corporate offices of HBUS, in New York City, except that, at the company’s option, the company may pay interest by mailing a check to the address of the person entitled thereto as the address appears in the security register. (Sections 3.01, 3.07, 12.02).
Consolidation, Merger and Sale of Assets
Under the Indenture, the company may consolidate with or merge into any other corporation or convey, transfer or lease the company’s properties and assets substantially as an entirety to any person without the consent of the holders of any of the debt securities outstanding under the Indenture, provided that:
a.
the successor corporation expressly assumes, by an indenture supplemental to the Indenture, the company’s obligation for the due and punctual payment of the principal of and premium, if any, and interest, if any, on all of the debt securities under the Indenture and the performance of every covenant of the Indenture on the company’s part to be performed or observed;

b.
after giving effect to the transaction, no Event of Default under the Indenture, and no event that, after notice or lapse of time, or both, would become an Event of Default or a Default, as the case may be, shall have happened and be continuing; and

c.
certain other conditions are met (Section 10.01).

Assumption of Obligations
With respect to a series of debt securities, a holding company of the company or any of the company’s subsidiary undertakings may assume the company’s obligations (or those of any corporation which will have previously assumed the company’s obligations); provided, that:
a.
the successor entity expressly assumes such obligations by an amendment to the relevant indenture, in a form satisfactory to the trustee, and the company will, by an amendment to the relevant indenture, unconditionally guarantee all of such successor entity’s obligations under the debt securities of such series and the relevant indenture, as so modified by such amendment (provided, however, that, for the purposes of the company’s obligation to pay additional amounts as provided, and subject to the limitations as set forth, in the relevant indenture and as described under the section headed “Additional Amounts” below, references to such successor entity’s country of organization will be added to the references to the UK);

b.
the successor entity confirms in such amendment to the relevant indenture that the successor entity will pay to the holders such additional amounts as provided by, and subject to the limitations set forth in, the relevant indenture and as described under the section headed “Additional Amounts” below (provided, however, that for these purposes such successor entity’s country of organization will be substituted for the references to the UK); and

c.
immediately after giving effect to such assumption of obligations, no event of default or default and no event which, after notice or lapse of time or both, would become an event of default or default with respect to debt securities of such series will have occurred and be continuing (Section 10.04).

A subsidiary that assumes the company’s obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described under “— Redemption” below with respect to any change or amendment to, or change in the application or interpretation of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of the company’s obligations.
The U.S. Internal Revenue Service might deem an assumption of our obligations as described above to be an exchange of the existing debt securities for new debt securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Modification and Waiver
The Indenture provides that the company and the trustee may modify or amend the Indenture with the consent of the holders of 66 2/3% in principal amount of the outstanding debt securities of each series affected by a particular modification or amendment; provided, however, that any modification or amendment may not, without the consent of the holder of each outstanding debt security affected thereby:
a.
change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

b.
reduce the principal amount of, or rate or amount of interest, if any, on, or any premium payable upon the redemption of any debt security;

c.
reduce the amount of principal of any discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount provable in bankruptcy;

d.
change the obligation of the company (or its successor) to pay Additional Amounts (as defined below);

e.
adversely affect any right of repayment at the option of any holder of any debt security;

f.
change the place or currency of payment of principal of, or any premium or interest on, any debt security;

g.
impair the right to institute suit for the enforcement of any payment on or with respect to any debt security on or after the stated maturity thereof (or, in the case of redemption or repayment at the option of the holder, on or after the redemption date or repayment date);

h.
reduce the percentage of principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indenture, or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults and their consequences; or

i.
modify certain provisions of the Indenture except to increase the percentage of holders required to consent to amendment or modification thereof or to provide that certain other Indenture provisions cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby (Section 11.02).

The holders of 66 2/3% in principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, compliance by the company with certain terms, conditions and provisions of the Indenture (Section 12.05).
The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the Indenture with respect to debt securities of that series and its consequences, except that a default in the payment of principal or premium, if any, or interest, if any, or in respect of a covenant or provision which under Article XI of the Indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series (Section 5.13).
The Indenture provides that, in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of holders for quorum purposes, and for making calculations required under Section 313 of the Trust Indenture Act, (a) the principal amount of a discount security that may be counted in making the determination or calculation and that will be deemed to be outstanding will be the amount of principal thereof that would be due and payable as of the time of the determination upon acceleration of the maturity thereof; and (b) the principal amount of any indexed debt security that may be counted in making the determination or calculation and that will be deemed outstanding for this purpose will be equal to the principal face amount of the indexed debt security at original issuance, unless otherwise provided with respect to such debt security (Section 1.01).

Defeasance and Covenant Defeasance
The company may elect:
a.
with respect to the Indenture, to defease and be discharged from its obligations with respect to any debt securities of or within a series (except the obligations to register the transfer of or exchange such debt securities; to replace temporary or mutilated, destroyed, lost or stolen debt securities; to maintain an office or agency in respect of such debt securities; and to hold moneys for payment in trust) (“defeasance”); or

b.
to be released from its obligations with respect to any debt securities of or within a series under Section 10.01 of the Indenture or, if provided pursuant to Section 3.01 of the Indenture, its obligations with respect to any other covenant, and any omission to comply with these obligations will not constitute a default or an Event of Default under the Indenture with respect to such debt securities (“covenant defeasance”);

in either case by:
•
depositing irrevocably with the trustee as trust funds in trust (i) money in an amount, or (ii) U.S. Government Obligations in an amount which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one business day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii) sufficient to pay the principal of and premium, if any, and interest, if any, on such debt securities on the dates such installments of interest or principal and premium applicable to such debt securities are due; and

•
satisfying certain other conditions precedent specified in the Indenture. This deposit and termination is conditioned among other things upon the company’s delivery of an opinion of legal counsel that the holders of such debt securities will have no U.S. federal income tax consequences as a result of the deposit and termination and an officers’ certificate that all conditions precedent to the defeasance have been met (Article XIV).

If the company exercises its covenant defeasance option with respect to any series of debt securities and those debt securities are declared due and payable because of the occurrence of any Event of Default other than with respect to a covenant as to which there has been covenant defeasance as described above, the money and U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities at their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of acceleration relating to the Event of Default. However, the company would remain liable to make payment of the amounts due at the time of acceleration.
The applicable Prospectus Supplement may further describe the provisions, if any, permitting the defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within any particular series.
Regarding the Trustee
Computershare Trust Company, N.A., the trustee under the Indenture, has a designated corporate trust office at 600 South 4th Street — 7th Floor, Minneapolis, MN 55415, attention to CTSO Mail Operations. The company and its banking subsidiaries maintain banking relationships with the trustee.
Events of Default
The following will be Events of Default under the Indenture with respect to debt securities of any series:
a.
failure to pay principal or premium, if any, on any debt security of that series at maturity, which failure continues for 14 days after notice of such default has been given to the company by the trustee or to the company and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series as provided in the Indenture;

b.
failure to pay any interest on any debt security of that series when due and payable, which failure continues for 14 days after notice of such default has been given to the company by the trustee or to the company and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series as provided in the Indenture;

c.
failure to perform any of the company’s covenants in the Indenture (other than a covenant (i) included in the Indenture solely for the benefit of a series of debt securities other than such series or (ii) relating to the company’s obligations to pay principal, premium, if any, or interest on any debt security of that series, in which case (a) and (b) above, as relevant, will apply) or established in or pursuant to a supplemental indenture or board resolution, as the case may be, pursuant to which the debt security of such series were issued, which failure continues for 60 days after written notice to the company (x) by the trustee or (y) from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the Indenture requiring the failure to be remedied; and

d.
an order is made or an effective resolution is passed for the winding up of the company in England (otherwise than in connection with a scheme of reconstruction or amalgamation the terms of which shall previously have been approved in writing by a meeting of holders of the relevant series of debt securities);

provided, however, and solely with respect to paragraphs (a) and (b) immediately above, it shall not be a default or Event of Default if such sums (“Withheld Amounts”) were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be a default or Event of Default if we act on the advice given to us during the 14-day period by independent legal advisers acceptable to the trustee.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the securities of that series are indexed securities, a portion of the principal amount of such debt securities as may be specified in the terms thereof) of and all accrued but unpaid interest on all such debt securities to be due and payable immediately, by a written notice to the company (and to the trustee, if given by holders), and upon such a declaration this principal amount (or specified amount) and interest shall become immediately due and payable. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, under certain circumstances, rescind and annul the declaration and its consequences, if all Events of Default have been cured, or if permitted, waived, and all payments due (other than those due as a result of acceleration) have been made or provided for (Section 5.02).
If lawful, Withheld Amounts or a sum equal to Withheld Amounts shall be placed promptly on interest bearing deposit as described in the Indenture. The company will give notice if at any time it is lawful to pay any Withheld Amount to holders of debt securities or holders of coupons or if such payment is possible as soon as any doubt as to the validity or applicability of the law, regulation or order is resolved. The notice will give the date on which the Withheld Amounts and the interest accrued on it will be paid. This date will be the earliest day after the day on which it is decided Withheld Amounts can be paid on which the interest bearing deposit falls due for repayment or may be repaid without penalty. On such date, the company shall be bound to pay the Withheld Amounts together with interest accrued on it. The company’s obligations under this paragraph are in lieu of any other remedy against us in respect of Withheld Amounts. Payment will be subject to applicable laws, regulations or court orders, but in the case of payment of any Withheld Amount, without prejudice to the provisions described under “— Additional Amounts.” Interest accrued on any Withheld Amounts will be paid net of any taxes required by applicable law to be withheld or deducted and the company shall not be obliged to pay any Additional Amount in respect of any such withholding or deduction (Section 5.03).
The Indenture provides that, subject to the duty of the trustee during an Event of Default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of any series, unless the relevant holders shall have offered to the trustee reasonable indemnity or security against the costs, expenses and liabilities which may be incurred (Sections 6.01, 6.03). Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series (Section 5.12).
The company is required to deliver to the trustee annually an officer’s certificate as to whether the company is in default in the performance and observance of any of the terms, provisions and conditions of the Indenture. The company is also required to deliver written notice to the trustee promptly after any of the company’s officers has knowledge of the occurrence of any event that with the giving of notice or the lapse of time or both would constitute under the Indenture the type of Event of Default described in clause (c) of the third paragraph above (Section 12.04).
Replacement Debt Securities
Unless otherwise provided for in the applicable Prospectus Supplement, if a debt security of any series is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office of the trustee in the City and State of New York upon payment by the holder of expenses that the company and the trustee may incur in connection therewith and the furnishing of evidence and indemnity as the company and the trustee may require. Mutilated debt securities must be surrendered before new debt securities will be issued (Section 3.06).
Additional Amounts
Unless the relevant Prospectus Supplement provides otherwise, all payments made under or with respect to any debt securities shall be paid by the company without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions, or withholdings whatsoever imposed, levied, collected, withheld or assessed by or on behalf of the UK (or any political subdivision or taxing authority thereof or therein having the power to tax) (each, a “Taxing Jurisdiction”), unless required by law. If such deduction or withholding shall at any time be required by the law of the Taxing Jurisdiction, the company shall pay such additional amounts in respect of any payments of principal or interest on such debt securities (“Additional Amounts”) as may be necessary so that the net amounts (including Additional Amounts) paid to the noteholders after such deduction or withholding, shall be equal to the respective amounts of principal or interest which the noteholders would have been entitled to receive in respect of such debt securities in the absence of such deduction or withholding, provided that the foregoing shall not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:
•
would not be payable or due but for the fact that the noteholder or the beneficial owner of the senior debt security is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction, or otherwise has some connection or former connection with the Taxing Jurisdiction other than the holding or ownership of a senior debt security, or the collection of principal or interest payments on, or the enforcement of, any senior debt security;

•
would not be payable or due but for the fact that the certificate representing the relevant debt securities (i) is presented for payment in the Taxing Jurisdiction or (ii) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the noteholder would have been entitled to such Additional Amount on presenting the same for payment at the close of such 30-day period;

•
would not have been imposed if presentation for payment of the certificate representing the relevant debt securities had been made to a paying agent other than the paying agent to which the presentation was made;

•
is imposed in respect of a noteholder that is not the sole beneficial owner of the principal or the interest, or a portion of either, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;
•
is imposed because of the failure to comply by the noteholder or the beneficial owner of any debt securities or the beneficial owner of any payment on such debt securities with the company’s request addressed to the noteholder or the beneficial owner, including the company’s written request related to a claim for relief under any applicable double tax treaty:

(a)
to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the noteholder or the beneficial owner; or

(b)
to make any declaration or other similar claim to satisfy any information or reporting requirement, if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the Taxing Jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

•
is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty, assessment or other governmental charge; or

•
is imposed in respect of any combination of the above items.

Unless the relevant Prospectus Supplement provides otherwise, all payments in respect of the debt securities will be made subject to any withholding or deduction required pursuant to (i) sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended, or any associated regulations or other official guidance; (ii) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of clause (i); or (iii) any agreement pursuant to the implementation of clauses (i) or (ii) with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction (collectively, for the purposes of this section “— Additional Amounts”) and the company will not be required to pay any additional amounts on account of any such deduction or withholding required pursuant to FATCA.
With respect to any series of debt securities, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the debt securities of such series and the indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any deduction or withholding required by FATCA (together, “Applicable Law”). In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding shall not apply to payments made under the debt securities of such series and this prospectus through the relevant clearing systems. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the paying agent under this provision shall be treated as paid to the noteholder of a senior debt security, and the company shall not pay Additional Amounts in respect of such deduction or withholding, except to the extent these provisions explicitly provide otherwise.
General
The company has agreed in the indenture that at least one paying agent for each series of debt securities will be located outside the UK.
Whenever the company refers in this prospectus, in any context, to the payment of the principal of, or any interest payments on, or in respect of any debt securities, the company means to include the payment of additional amounts to the extent that, in the context, additional amounts are, were or would be payable.
Redemption
In addition to, and unless otherwise stated in, the redemption provisions set forth in the Prospectus Supplement relating to the debt securities of a series, the debt securities of any series may be redeemed, in whole but not in part, at the company’s option, on not less than 30 nor more than 60 days’ notice, at any time at a redemption price equal to the principal amount (or in the case of principal indexed debt securities, face amount) thereof (or premium, if any), together with accrued interest, if any, to the date fixed for redemption (or, in the case of discounted securities, the accreted face amount thereof, together with accrued interest, if any, or, in the case of an index-linked debt security, the amount specified in the related Prospectus Supplement), the company determines that:
a.
in making payment under such debt securities in respect of principal (or premium, if any), interest or missed payment the company has or will or would become obligated to pay additional amounts as provided in the indenture and as described under “— Additional Amounts” above provided such obligation results from a change in or amendment to the laws of the UK or any political subdivision or taxing authority thereof or therein having the power to tax (the “taxing jurisdictions”), or any change in the official application or interpretation of such laws (including a decision of any court or tribunal), or any change in, or in the official application or interpretation of, or execution of, or amendment to, any treaty or treaties affecting taxation to which the UK is a party, which change, amendment or execution becomes effective on or after the date of original issuance of the debt securities of such series;

b.
the payment of interest in respect of such debt securities has become or will or would be treated as a “distribution” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the UK (or any statutory modification or reenactment thereof for the time being) as a result of a change in or amendment to the laws of the taxing jurisdiction, or any change in the official application or interpretation of such laws, including a decision of any court, which change or amendment becomes effective on or after the date of original issuance of the debt securities of such series;

provided, however, in the case of (a) above, that no notice of redemption will be given earlier than 90 days prior to the earliest date on which the company would be obliged to pay such additional amounts were a payment in respect of such debt securities then due.
The company and any of its subsidiary undertakings may, in accordance with applicable law, repurchase debt securities for the company’s or their account.
Agreement with Respect to the Exercise of UK Bail-in Power
The debt securities will be subject to the exercise of the UK bail-in power by the relevant UK resolution authority as set forth in the applicable Prospectus Supplement. In particular, by its acquisition of the debt securities, each holder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the debt securities or the indenture or any other agreements, arrangements, or understandings between the company and any holder, to be bound by (a) the effect of the exercise of any UK bail-in power by the relevant UK resolution authority in relation to any of the debt securities that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the amounts due; (ii) the conversion of all, or a portion, of the amounts due into the company’s or another person’s ordinary shares, other securities or other obligations (and the issue to, or conferral on, the holder of such ordinary shares, other securities or other obligations), including by means of an amendment, modification or variation of the terms of the debt securities or the indenture; (iii) the cancellation of the debt securities; and/or (iv) the amendment or alteration of the redemption date of the debt securities or amendment of the amount of interest payable on the debt securities, or the interest payment dates, including by suspending payment for a temporary period; and (b) the variation of the terms of the debt securities or the indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority.
No repayment or payment of amounts due will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, each securityholder (which, for these purposes, includes each beneficial owner) will consent to the exercise of any UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the debt securities.
The Banking Act specifies the order in which the bail-in tool should be applied, reflecting the hierarchy of capital instruments under the UK capital framework and otherwise respecting the hierarchy of claims in an ordinary insolvency.

As used in this prospectus, a “UK bail-in power” is any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings) in each case as amended or replaced from time to time, including but not limited to Part I of the UK Banking Act 2009, as amended (the “Banking Act”) and the instruments, rules and standards created thereunder, pursuant to which (i) any obligation of a regulated entity (or other affiliate of such regulated entity) can be reduced, cancelled, modified or converted into shares, other securities or other obligations of such regulated entity or any other person (or suspended for a temporary period); or (ii) any right in a contract governing an obligation of a regulated entity may be deemed to have been exercised. A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the PRA, as amended from time to time, which includes certain credit institutions, investment firms, and certain of their parent or holding companies or any comparable future definition intended to designate entities within the scope of the UK recovery and resolution regime; and (iii) the “relevant UK resolution authority” is any authority with the ability to exercise a UK bail-in power.
Following the exercise of a UK bail-in power by the relevant UK resolution authority (as defined below) the trustee’s duties will be different from those set forth herein and will be fully detailed in the relevant Prospectus Supplement.
The exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the debt securities will not be a default or an Event of Default (as each term is defined in the indenture) (Section 1.18).
Notices
Unless otherwise provided in the applicable Prospectus Supplement, any notice required to be given to a holder of a debt security of any series that is a registered security will be mailed to the last address of the holder set forth in the applicable security register, and any notice so mailed shall be deemed to have been received by the holder, whether or not the holder actually receives the notice (Section 1.05).
Governing Law
The indenture and the debt securities of each series will be governed by, and construed in accordance with, the laws of the State of New York.
Jurisdiction; Consent to Service
The company has consented to the jurisdiction of any state or federal court in the City of New York with respect to any suit or proceeding arising out of, or relating to, the indenture or the debt securities of any series and has appointed HSBC North America Holdings Inc., as agent for service of process.

BOOK-ENTRY PROCEDURES
General
Unless otherwise indicated in the Prospectus Supplement with respect to any series of debt securities, upon issuance, all securities will be represented by one or more global securities (the “Global Security”), which shall be deposited with, or on behalf of, The Depository Trust Company (“DTC” or the “Depositary”) and registered in the name of Cede & Co. (the Depositary’s partnership nominee). Unless and until exchanged in whole or in part for securities in definitive form, no Global Security may be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.
A Global Security may represent one or any other number of individual securities. Generally, all securities represented by the same Global Security will have the same terms. The company may, however, issue a Global Security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. The company calls this kind of Global Security a Master Global Security, or Master Global Note, as applicable. The applicable Prospectus Supplement will indicate whether any series of securities are represented by a Master Global Security.
The Prospectus Supplement with respect to any securities will state whether investors may elect to hold interests in Global Securities directly through either the Depositary (in the United States) or Clearstream Banking, société anonyme (“Clearstream Luxembourg”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), if they are participants in such systems, or indirectly through organizations that are participants in such systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of the Depositary. Unless otherwise indicated in the applicable Prospectus Supplement, Citibank, National Association will act as depositary for Clearstream Luxembourg and The Bank of New York Mellon Corporation will act as depositary for Euroclear (in such capacities, the “U.S. Depositaries”).
So long as the Depositary, or its nominee, is a registered owner of a Global Security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of securities represented by such Global Security for all purposes under the Indenture or other governing documents. Except as provided below, the actual owners of securities represented by a Global Security (the “Beneficial Owner”) will not be entitled to have the securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture or other governing documents. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary and, if such person is not a participant of the Depositary (a “Participant”), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture. The company understands that under existing industry practices, in the event that the company requests any action of holders or that an owner of a beneficial interest that a holder is entitled to give or take under an Indenture or other governing documents, the Depositary would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by the Depositary to Participants, by Participants to Indirect Participants, as defined below, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
DTC
The following is based on information furnished by DTC:
DTC will act as securities depositary for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered security certificate will be issued for each issue of the securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC facilitates the post-trade settlement among DTC’s participants (“Direct Participants”) of sales and other securities transactions in deposited securities, through electronic computerized book-entry changes between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as both U.S and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct Participants and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in securities, except in the limited circumstances that may be provided for in the indenture or other governing documents.
To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co, or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the company or the company’s agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, any indenture Trustee, the company or any agent of the company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the company or the company’s agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to the company or the company’s agent. Under such circumstances, in the event that a successor securities depositary is not obtained, security certificates are required to be printed and delivered.
The company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, security certificates will be printed and delivered.
Clearstream Luxembourg
Clearstream Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to securities held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream Luxembourg.
Euroclear
Euroclear advises that it was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear Operator”).
Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters or agents for securities. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating

Procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.
Global Clearance and Settlement Procedures
Initial settlement for securities will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. If and to the extent the Prospectus Supplement with respect to any securities indicates that investors may elect to hold interests in securities through Clearstream Luxembourg or Euroclear, secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the Depositary rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositary.
Because of time-zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the business day following the Depositary settlement date. Such credits or any transactions in securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.
Although the Depositary, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of the Depositary, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
Direct Clearance and Settlement Through Euroclear and Clearstream Luxembourg
Form and Registration/Settlement
From time to time, if so indicated in the Prospectus Supplement with respect to any series of securities, the company may register those securities in the name of a nominee of, and deposit with a common depositary for, Euroclear and Clearstream Luxembourg (a “Euroclear/Clearstream Luxembourg Global Security”). Other than as described in the Prospectus Supplement, a Euroclear/Clearstream Luxembourg Global Security will not be exchangeable for securities in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in Euroclear and Clearstream Luxembourg, will represent your beneficial interests in the Euroclear/Clearstream Luxembourg Global Security. These financial institutions will record the ownership and transfer of your beneficial interests through global accounts. Ownership of beneficial interests in the Euroclear/Clearstream Luxembourg Global Security will be limited to persons who are participants in Euroclear and Clearstream Luxembourg and persons who hold interests through such participants.
Primary Distribution
Distributions will be cleared directly through the facilities of Euroclear and Clearstream Luxembourg, and securities held through Euroclear and Clearstream Luxembourg accounts will follow the settlement procedures applicable to conventional Eurobonds in registered form. Securities will be credited to the securities custody accounts of Euroclear and/or Clearstream Luxembourg participants, as the case may be, on the business day following the settlement date against payment for value on the settlement date.
Secondary Market Trading
Secondary market trading between Euroclear and Clearstream Luxembourg participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg and will be settled using procedures applicable to conventional Eurobonds in registered form.

TAXATION
This section discusses (i) material UK tax consequences of the ownership of the debt securities by certain beneficial holders thereof, and (ii) material U.S. federal income tax consequences of the ownership of the senior debt securities by a beneficial holder that is a citizen or resident of the United States, a U.S. domestic corporation or otherwise is subject to U.S. federal income tax on a net income basis in respect thereof (a “U.S. Holder”).
This discussion applies to you only if you qualify for benefits under the income tax convention between the United States and the UK (the “Treaty”) and are a resident of the United States for the purposes of the Treaty and are not resident in the UK for UK tax purposes at any material time (an “Eligible U.S. Holder”). This discussion should be read in conjunction with the discussion of tax consequences to holders in the applicable Prospectus Supplement. To the extent there is any inconsistency in the discussion of tax consequences to holders between this prospectus and the applicable Prospectus Supplement, holders should rely on the tax consequences described in the applicable Prospectus Supplement instead of this prospectus.
You generally will be entitled to benefits under the Treaty if you are:
•
the beneficial owner of the debt securities, as applicable, and of any interest that you receive;

•
an individual resident or citizen of the United States, a U.S. corporation (and certain other requirements are met), or a U.S. partnership, estate, or trust (but only to the extent the income of the partnership, estate, or trust is subject to U.S. taxation in the hands of a U.S. resident person and certain other requirements are met); and

•
not also a resident of the UK for UK tax purposes.

If you hold debt securities in connection with the conduct of business or the performance of personal services in the UK or otherwise in connection with a branch, agency or permanent establishment in the UK, then you will not be entitled to benefits under the Treaty. Special rules, including a limitation on benefits provision, apply in limited circumstances to debt securities owned by an investment or holding company. This section does not discuss the treatment of holders described in the preceding two sentences.
This section does not purport to be a comprehensive description of all of the tax considerations that may be relevant to any particular investor. The company has assumed that you are familiar with the tax rules applicable to investments in securities generally and with any special rules to which you may be subject. In particular, the discussion deals only with investors that will beneficially hold debt securities as capital assets and does not address the tax treatment of investors that are subject to special rules, such as banks, insurance companies, dealers in securities or currencies, partnerships or other entities classified as partnerships for U.S. federal income tax purposes and the partners therein, regulated investment companies, persons that own or are treated as owning 10% or more of the company’s stock by vote or value or who are otherwise connected with the company for UK tax purposes, persons that elect mark-to-market treatment, persons that hold debt securities as a position in a straddle, conversion transaction, synthetic security, or other integrated financial transaction, U.S. expatriates and U.S. persons whose functional currency is not the U.S. dollar. In addition, this discussion does not address any aspects of the U.S. Medicare contribution tax on net investment income, alternative minimum tax consequences of acquiring, holding or disposing of the debt securities or special timing rules prescribed under section 451(b) of the Code. Furthermore, this summary does not address the tax treatment of the debt securities following any exercise of the UK bail-in power by the relevant UK resolution authority.
This prospectus indicates that the company may issue: debt securities which provide for payments at other than a fixed rate (including payments determined by reference to an index or formula); debt securities which provide for payments in a currency other than the currency in which such debt securities are denominated; debt securities that are issued at a discount; debt securities that are redeemable prior to maturity; and debt securities that are convertible into shares or securities. Unless expressly indicated otherwise, this section does not consider the tax consequences associated with a debt security that has any one of, or any combination of, these features and, accordingly, the general tax consequences described below may not be applicable to persons who hold a debt security that has any one of, or any combination of, these features. Accordingly, the following discussion should be used for general information purposes only, and you should consult the applicable Prospectus Supplement and your own tax adviser regarding the characterization of a particular debt security.
The statements regarding U.S. and UK tax laws and published administrative practices set forth below are based on laws, treaties, judicial decisions and regulatory interpretations in effect on the date hereof (and, in the case of UK tax laws, practices, treaties, decisions and interpretations as applied in England). These laws and practices are subject to change without notice, possibly with retroactive effect. You should consult your own adviser as to the tax consequences of the purchase, ownership and disposition of debt securities in light of your particular circumstances, including the effect of any state, local or other national laws.
UK Taxation
Payments of Interest
References to “interest” in this section mean interest as understood in UK tax law. The statements do not take account of any different definitions of interest that may prevail under any other law or which may be created by the terms and conditions of the debt securities or any related documentation. If debt securities are issued with a redemption premium, then any such premium may constitute interest for UK tax purposes and so be treated in the manner described below.
Payments of interest on a debt security that carries a right to interest should be exempt from withholding or deduction for or on account of UK tax provided that the company continues to be a bank within the meaning of section 991 of the Income Tax Act 2007 (“ITA 2007”) and provided that the interest is paid in the ordinary course of the company’s business within the meaning of section 878 of ITA 2007. In addition, under the provisions of UK tax law relating to “quoted Eurobonds” such interest should also be also exempt from withholding or deduction for on account of UK tax provided that the debt securities: (i) are listed and continue to be listed on a “recognised stock exchange” within the meaning of section 1005 of ITA 2007, or (ii) are admitted and continue to be admitted to trading on a “multilateral trading facility” operated by a “regulated recognised stock exchange” (within the meaning of Section 987 of ITA 2007). The New York Stock Exchange is currently a “recognised stock exchange” for these purposes. Debt securities will be treated as listed on the New York Stock Exchange if they are both admitted to trading on the main market of the New York Stock Exchange and are officially listed in the United States in accordance with provisions corresponding to those generally applicable in countries in the European Economic Area.
In other cases (save as may be described in the relevant Prospectus Supplement), interest would be paid after deduction of UK income tax (currently, at the rate of 20%), although if you are an Eligible U.S. Holder you should normally be eligible to recover in full any UK tax withheld from payments of interest to which you are beneficially entitled by making a claim under the Treaty. Alternatively, you may make such a claim in advance of a payment of interest whereupon HM Revenue & Customs (“HMRC”) may, if it accepts the claim, authorize subsequent payments to be made to you without withholding of UK income tax. Claims for repayment must be made within four years after the end of the UK year of assessment to which the income relates and accompanying evidence, such as by the original statement showing the amount of income tax deducted that would have been provided by the company when the interest payment was made, may be required to be produced. A year of assessment runs from April 6 in one calendar year to April 5 in the following calendar year.
Payments of interest on a debt security will constitute UK source income for UK tax purposes and, as such, remain subject to UK income tax by direct assessment even if paid without deduction or withholding for or on account of any UK tax. However, interest with a UK source will not generally be chargeable to UK tax by direct assessment in the hands of an Eligible U.S. Holder.
Disposal (including redemption)
As an Eligible U.S. Holder, you will not generally be liable for UK taxation on capital gains realized on the sale or other disposal or redemption or conversion of a debt security.
Stamp Taxes
The UK stamp duty and stamp duty reserve tax treatment of debt securities will depend upon their terms and conditions and upon the circumstances pertaining to their issue. You are advised to consult your own professional advisers in relation to UK stamp duty and stamp duty reserve tax.

Inheritance Tax
A debt security held by an individual whose domicile is determined to be the United States for purposes of the United States-United Kingdom Double Taxation Convention relating to estate and gift taxes (the “Estate Tax Treaty”) and who is not for such purposes a national of the UK will not, provided any U.S. federal estate or gift tax chargeable has been paid, be subject to UK inheritance tax on the individual’s death or on a lifetime transfer of the debt security except in certain cases where the debt security (i) is comprised in a settlement (unless, at the time of the settlement, the settlor was domiciled in the United States and was not a national of the UK), (ii) is part of the business property of a UK permanent establishment of an enterprise, or (iii) pertains to a UK fixed base of an individual used for the performance of independent personal services. In such cases, the Estate Tax Treaty generally provides a credit against U.S. federal tax liability for the amount of any tax paid in the UK in a case where the debt security is subject both to UK inheritance tax and to U.S. federal estate or gift tax.
U.S. Taxation
This summary addresses only U.S. federal income tax consequences of the ownership of senior debt securities, and does not address consequences arising under U.S. state, local, non-U.S. tax laws or the U.S. federal estate and gift taxes.
Taxation of Debt securities
U.S. Tax Characterization
The characterization of debt securities for U.S. federal income tax purposes will depend on the particular terms of those securities, and may not be entirely clear in all cases. The discussion of U.S. federal income tax consequences in this section applies only to debt securities that are characterized as indebtedness (and not equity) for U.S. federal income tax purposes. You should consult the applicable Prospectus Supplement and your own tax adviser regarding the characterization of a particular debt security for such purposes.
Payments of Interest
You will be required to include payments of qualified stated interest (as defined below under “— Original Issue Discount”), but excluding pre-issuance accrued interest, on a debt security as ordinary interest income at the time that such payments accrue or are received (in accordance with your method of tax accounting). In the case of debt securities denominated in a currency other than U.S. dollars, the amount of interest income you will be required to realize if you use the cash method of accounting for tax purposes will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date of receipt, regardless of whether you convert the payment into U.S. dollars at that time.
If you use the accrual method of accounting, you generally must accrue interest income on such debt security in the relevant foreign currency and translate interest income at the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the applicable taxable year). Alternatively, you may elect to translate all interest income on foreign currency-denominated debt obligations at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that includes more than one taxable year) or on the date the interest payment is received if such date is within five business days of the end of the accrual period. If you make such an election you must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service (the “IRS”). If you use the accrual method of accounting you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Any such foreign currency gain or loss will be treated as ordinary income or loss and generally will not be treated as an adjustment to interest income received on the debt securities.
Interest paid by the company on a debt security and original issue discount, if any, accrued with respect to the senior debt security (as described below under “— Original Issue Discount”) is income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a U.S. Holder. Under the foreign tax credit rules, interest and original issue discount will generally be “passive” income for purposes of computing the foreign tax credit.
Purchase, Sale, Exchange or Retirement
Your basis in a debt security for U.S. federal income tax purposes generally will equal the cost of such senior debt security to you, increased by any amounts includible in income by you as original issue discount and market discount and reduced by any amortized premium and any payments other than qualified stated interest. In the case of a debt security denominated in a foreign currency, the cost of such senior debt security will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on the date of purchase. In the case of a debt security that is denominated in a foreign currency and traded on an established securities market, if you use the cash basis of accounting (or use an accrual basis of accounting and have made a special election), you will determine the U.S. dollar value of the cost of such senior debt security by translating the amount paid at the exchange rate on the settlement date of the purchase. The amount of any subsequent adjustments to your tax basis in a debt security in respect of foreign currency-denominated original issue discount, market discount and premium denominated in a foreign currency will be determined in the manner described below for such adjustments. The conversion of U.S. dollars to a foreign currency and the immediate use of that currency to purchase a debt security generally will not in itself result in taxable gain or loss to you.
Upon the sale, exchange or retirement of a debt security, you generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and your tax basis in the senior debt security. If you receive foreign currency in respect of the sale, exchange or retirement of a debt security, the amount realized generally will be the U.S. dollar value of the foreign currency received, calculated at the exchange rate in effect at the time of the sale, exchange or retirement for U.S. federal income tax purposes. In the case of a debt security that is denominated in a foreign currency and is traded on an established securities market, if you are a cash basis taxpayer (or an accrual basis taxpayer that makes a special election) you will determine the U.S. dollar value of the amount realized by translating such amount at the exchange rate on the settlement date of the sale, exchange or retirement. If you are an accrual basis U.S. Holder that does not elect to determine the amount realized using the spot exchange rate on the settlement date, you will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot exchange rates in effect on the date of the sale, exchange or retirement and the settlement date.
If you are an accrual basis taxpayer, the special election in respect of the purchase and sale of debt securities traded on an established securities market discussed in the two preceding paragraphs must be applied consistently to all debt instruments that you own from year to year and cannot be changed without the consent of the IRS.
Except as discussed below with respect to foreign currency gain or loss (and, in the case of secondary market purchasers, with respect to market discount), any gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year at the time of disposition. If you are an individual holder, the net amount of long-term capital gain generally will be subject to taxation at reduced rates. Your ability to offset capital losses against ordinary income is limited. Such gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.
Notwithstanding the foregoing, any gain or loss that you recognize on the sale, exchange or retirement of a debt security denominated in a foreign currency generally will be treated as ordinary income or loss to the extent that such gain or loss (“exchange gain or loss”) is attributable to changes in exchange rates during the period in which you held the senior debt security. Such gain or loss generally will not be treated as an adjustment to interest income on the senior debt security and will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.
Original Issue Discount
If you own debt securities issued with original issue discount you generally will be subject to the special tax accounting rules provided for such obligations by the Code. As described in greater detail below, if you own such debt securities, you generally must include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.
If the company issues senior debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the senior debt securities multiplied by the number of full years to their maturity (the “de minimis original issue discount”), the senior debt securities will have “original issue discount” equal to the difference between the issue price and their stated redemption price at maturity. Throughout the remainder of this discussion, the company will refer to senior debt securities bearing original issue discount as “discount securities.” The “issue price” of the senior debt securities will be the first price at which a substantial amount of the senior debt securities are sold to the public (i.e., excluding sales of the debt securities to underwriters, placement agents, wholesalers or similar persons). The “stated redemption price at maturity” of a discount security is the total of all payments to be made under the discount security other than “qualified stated interest.” The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of a discount security at a single fixed rate of interest or, subject to certain conditions, based on certain indices. Floating rate debt securities generally will be treated as “variable rate debt instruments” under the original issue discount regulations. The stated interest on a variable rate debt instrument generally will be treated as “qualified stated interest” and such a debt instrument will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security does not qualify as a “variable rate debt instrument,” the debt security will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. The company will provide a detailed description of the tax considerations relevant to Eligible U.S. Holders of any debt securities that provide for contingent payments in the relevant Prospectus Supplement.
In general, if you are the beneficial owner of a discount security having a maturity in excess of one year, whether you use the cash or the accrual method of tax accounting, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on a discount security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of a discount security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the final day or on the first day of an accrual period. If you are an initial holder, the amount of original issue discount on a discount security allocable to each accrual period is determined by:
(i)
multiplying the adjusted issue price (as defined below) of the debt security at the beginning of the accrual period by its yield to maturity (appropriately adjusted to reflect the length of the accrual period); and

(ii)
subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

In the case of a discount security that is a variable rate debt instrument, both the annual yield to maturity (as defined below) and the qualified stated interest will be determined for these purposes as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain variable rate debt instruments, the rate that reflects the yield that is reasonably expected for the debt security. Additional rules may apply if interest on a variable rate debt instrument is based on more than one interest index.
The “adjusted issue price” of a discount security at the beginning of any accrual period generally will be the sum of its issue price (including accrued interest, if any) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than qualified stated interest payments (if any) made with respect to such discount security in all prior accrual periods. For this purpose, all payments on a discount security (other than qualified stated interest) generally will be viewed first as payments of previously accrued original issue discount (to the extent thereof), with payments considered made for the earliest accrual periods first, and then as payments of principal. The “yield to maturity” of a debt security is the discount rate that causes the present value on the issue date of all payments on the debt security to equal the issue price of the debt security. As a result of this “constant yield” method of including original issue discount in income, the amounts you will be required to include in income in respect of a discount security denominated in U.S. dollars will be lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.
You may make an irrevocable election to apply the constant yield method described above to determine the timing of inclusion in income of your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for such debt security). For a debt security purchased at a premium or bearing market discount, if you make such election you will also be deemed to have made the election (discussed below in “— Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant-yield basis.
In the case of a discount security denominated in a foreign currency, you should determine the U.S. dollar amount includible in income as original issue discount for each accrual period by:
(i)
calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above; and

(ii)
translating the foreign currency amount so derived at the average exchange rate in effect during the accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year).

Alternatively, you may translate the foreign currency amount so derived at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that includes more than one taxable year) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under “— Payments of Interest” above. Because exchange rates may fluctuate, if you are the holder of a discount security denominated in a foreign currency you may recognize a different amount of original issue discount income in each accrual period than you would be required to recognize if you were the holder of a similar discount security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the discount security), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the discount security, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual). See “— Payments of Interest” above.
If you purchase a discount security from a previous holder at a cost less than the remaining redemption amount (as defined below) of the debt security or you are an initial holder that purchased the discount security at a price other than the discount security’s issue price, you also generally will be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire the discount security at a price greater than its adjusted issue price, you may reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The “remaining redemption amount” for a discount security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.
Certain of the discount securities may provide for redemption prior to their maturity date, either at the company’s option or at the option of the holder. Discount securities containing such features may be subject to rules that differ from the general rules discussed above. Purchasers of discount securities with such features should carefully review the applicable Prospectus Supplement and should consult their own tax advisers with respect to such features since the tax treatment of such discount securities will depend on their particular terms.
Premium and Market Discount
If you purchase your debt security at a cost greater than its remaining redemption amount (as defined under “— Original Issue Discount,” above) you will be considered to have purchased the senior debt security at a premium, and may elect to amortize the premium (as an offset to interest income), using a constant-yield method, over the remaining term of the senior debt security. Such election, once made, generally applies to all bonds held or subsequently acquired by you on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If you elect to amortize the premium, you must reduce your tax basis in your debt security by the amount of the premium amortized during your holding period. Discount securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium in respect of a debt security denominated in a foreign currency, you should calculate the amortization of the premium in such foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period and therefore are translated into U.S. dollars at the exchange rate used by you for such interest payments. Exchange gain or loss will be realized with respect to amortized bond premium on such a debt security based on the difference between the exchange rate on the date or dates the premium is recovered through interest payments on the debt security and the exchange rate on the date on which you acquired the debt security. If you do not elect to amortize bond premium, the amount of bond premium will be included in the your tax basis when the debt security matures or is disposed of. Therefore, if you do not elect to amortize such premium and you hold your debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.
If you purchase your debt security at a price that is lower than its remaining redemption amount, or in the case of a discount security, a price that is lower than its adjusted issue price, by at least 0.25% of its remaining redemption amount multiplied by the number of remaining whole years to maturity, such debt security will be considered to have “market discount” in your hands. In such case, gain you realize on the disposition of your debt security generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while you held it. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry your debt security. In general terms, market discount on a debt security will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant-yield method. You will accrue market discount on a debt security denominated in a foreign currency in such foreign currency. The amount includible in income in respect of such accrued market discount will be the U.S. dollar value of the amount accrued, generally calculated at the exchange rate in effect on the date that you dispose of your debt security.
You may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of your debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any accrued market discount on a debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the your taxable year). Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.
Foreign Financial Asset Reporting
Certain U.S. Holders that own specified foreign financial assets with an aggregate value in excess of US$50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. Holders that fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. You are encouraged to consult with your own tax adviser regarding the possible application of these rules to your investment in the debt securities, including the application of the rules to your particular circumstances.

Reportable Transactions
A U.S. taxpayer that participates in a reportable transaction is required to disclose its participation to the IRS. The scope and application of these rules is not entirely clear. Under the relevant rules, you may be required to treat a foreign currency exchange loss from your investment in the debt securities as a reportable transaction if this loss exceeds the relevant threshold in the regulations (US$50,000 in a single taxable year, if you are an individual or trust, or higher amounts for other non-individual U.S. Holders), and to disclose your investment by filing Form 8886 with the IRS. A penalty in the amount of US$10,000 in the case of a natural person and US$50,000 in all other cases is generally imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a transaction resulting in a loss that is treated as a reportable transaction. You are encouraged to consult your tax adviser regarding the application of these rules.
U.S. Information Reporting and Backup Withholding
Dividends, interest and proceeds from the sale, exchange or retirement of debt securities that are paid in the United States or through a U.S.-related financial intermediary may be subject to information reporting and backup withholding unless the recipient is (i) a corporation (other than an S corporation) or other exempt recipient and, when required, establishes such fact or (ii) a taxpayer that provides an identification number and certifies that no loss of exemption from backup withholding has occurred. Persons holding instruments who are non-U.S. persons may be required to comply with applicable certification procedures to establish that they are non-U.S. persons in order to avoid the application of such information reporting requirements and backup withholding tax. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability. You may obtain a refund of any excess amounts withheld under the backup withholding rule by filing the appropriate claim for refund with the IRS and furnishing any required information.
Foreign Account Tax Compliance Act
As a result of sections 1471 through 1474 of the Code, related Treasury regulations and related intergovernmental agreements (collectively, “FATCA”), you may be required to provide information and tax documentation regarding your tax identity as well as that of your direct and indirect owners, which may be reported to HMRC, and ultimately, the IRS. It is also possible that “foreign passthru payments,” as defined under FATCA, on the debt securities may be subject to a withholding tax of 30%. However, under proposed Treasury regulations, such withholding will not apply to payments made before the date that is two years after the date on which final Treasury regulations defining the term “foreign passthru payment” are enacted. Additionally, with respect to securities that are treated as debt for U.S. federal income tax purposes and are issued prior to and not materially modified on or after the applicable “grandfathering date,” payments on such securities will not be subject to FATCA withholding. The applicable “grandfathering date” is the date that is six months after the date on which final Treasury regulations defining the term “foreign passthru payment” are filed with the U.S. Federal Register. The company will not pay additional amounts on account of any withholding tax imposed by FATCA.
FATCA is particularly complex. You should consult your own tax adviser to obtain a more detailed explanation of FATCA and to learn how this legislation might affect you in your particular circumstance.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
Initial Offering and Sale of Securities
The company may sell the securities (i) through underwriters, (ii) through dealers, (iii) through agents, (iv) directly to purchasers or (v) through a combination of any of these methods of sale. The Prospectus Supplement with respect to the securities being offered thereby will set forth the terms of the offering of such securities, including the names of any underwriters, dealers or agents involved in the sale of such securities, the principal amounts or number of securities, as the case may be, to be purchased by any such underwriters and any applicable commissions or discounts. The net proceeds to the company will also be set forth in the Prospectus Supplement.
If underwriters are used in the sale, the securities being sold will be acquired by the underwriters for their own account and distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Unless otherwise set forth in the Prospectus Supplement with respect to the securities being offered thereby, the obligations of the underwriters to purchase such securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any of such securities are purchased. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If dealers are used in the sale, unless otherwise indicated in the Prospectus Supplement with respect to the securities being offered thereby, the company will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale.
Securities may also be sold through agents designated by the company from time to time or directly by us. Any agent involved in the offering and sale of the securities in respect of which this prospectus is being delivered will be named, and any commissions payable by the company to such agent will be set forth, in the Prospectus Supplement with respect to such securities. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements entered into with the company to indemnification by the company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the company in the ordinary course of business.
Expected Expenses of the Issuance
The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commission and expenses reimbursed by us.
Estimated annual expenses over three years:
Printing Fees	$400,000
Fees of Trustee, Transfer Agent and Registrar	$594,000
Accountant Fees and Expenses	$213,767
SEC Filing Fee	*
Rating Agency Fees	$0
Stock Exchange Listing Fees	$33,333
Legal Fees and Expenses	$2,523,667
Miscellaneous	$1,515,000
Total	$5,279,767

*
Deferred in accordance with Rule 456(b) and 457(r) under the Securities Act of 1933, as amended.

Selling Restrictions
Canada
The securities offered hereby may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) together with the applicable Prospectus Supplement contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), any underwriters, dealers or agents are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
United Kingdom
Each underwriter, dealer or agent in connection with an offering of securities will represent and agree that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities in circumstances in which section 21(1) of the FSMA would not, if it was not an authorized person, apply to the issuer; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any securities in, from or otherwise involving the UK.

Unless otherwise stated in the applicable free writing prospectus and/or pricing supplement, or prospectus supplement, each underwriter will represent and agree that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by the applicable Prospectus Supplement to any retail investor in the UK. For the purposes of this provision: (a) a retail client means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.
European Economic Area
Unless otherwise stated in the applicable free writing prospectus and/or pricing supplement, or prospectus supplement, each underwriter will represent and agree that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by the applicable Prospectus Supplement to any retail investor in the EEA. For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the EU Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.
The UK and EEA selling restrictions are in addition to any other selling restrictions set out in the accompanying Prospectus Supplement.
Conflicts of Interest
HSBC Securities (USA) Inc. (“HSI”), an affiliate of ours, may be a managing underwriter, underwriter, market maker or agent in connection with any offer or sale of the securities and, as such, is deemed to have a “conflict of interest” under Rule 5121 of the consolidated rulebook of the Financial Industry Regulatory Authority (“FINRA”). To the extent an initial offering of the securities will be distributed by HSI, each such offering of securities will be conducted in compliance with FINRA Rule 5121 (addressing conflicts of interest when distributing the securities of an affiliate), as administered by the FINRA. Neither HSI nor any of the company’s other affiliates will sell any debt securities into any of its discretionary accounts without the prior specific written approval of the accountholder.
In addition, HSI may use this prospectus in connection with offers and sales related to market-making activities HSI may act as principal or agent in any of these transactions. These sales will be made at negotiated prices related to the prevailing market prices at the time of sale.
Certain of the underwriters, dealers, agents or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to the company and its affiliates, for which such underwriters, dealers, agents or their affiliates have received or will receive customary fees and commissions.
In addition, in the ordinary course of their business activities, one or more of the underwriters, dealers or agents and/or their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of the company or its affiliates. These underwriters, dealers and agents, or their affiliates, that have a lending relationship with the company routinely hedge their credit exposure to the company consistent with their customary risk management policies. Typically, these parties would hedge such exposure to the company by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in the company’s securities, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. These underwriters, dealers and agents, or their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Market-Making Resales
This prospectus may be used by HSI in connection with offers and sales of the securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. In a market-making transaction, HSI may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, HSI may act as principal, or agent, including as agent for the counterparty in a transaction in which HSI acts as principal, or as agent for both counterparties in a transaction in which HSI does not act as principal. HSI may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other of the company’s affiliates may also engage in transactions of this kind and may use this prospectus for this purpose. Neither HSI, nor any other of the company’s affiliates have an obligation to make a market in any securities offered by the company and, if commenced, may discontinue any market-making activities at any time without notice, in their sole discretion.

Furthermore, HSI may be required to discontinue its market-making activities during periods when the company is seeking to sell certain of the company’s securities or when HSI, such as by means of its affiliation with us, learns of material non-public information relating to us. HSI would not be able to recommence its market-making activities until such sale has been completed or such information has become publicly available. It is not possible to forecast the impact, if any, that any such discontinuance may have on the market for the securities offered by us. Although other broker-dealers may make a market in such securities from time to time, there can be no assurance that any other broker-dealer will do so at any time when HSI discontinues its market-making activities. In addition, any such broker-dealer that is engaged in market-making activities may thereafter discontinue such activities at any time at its sole discretion.
The aggregate initial offering price specified on the cover of the accompanying Prospectus Supplement relates to the initial offering of the securities described in the Prospectus Supplement. This amount does not include securities sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.
The company does not expect to receive any proceeds from market-making transactions. The company does not expect that HSI or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.
Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.
Unless the company or any agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.
Matters Relating to Initial Offering and Market-Making Resales
Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or admitted for trading in an automated quotation system. No assurance can be given as to the liquidity or trading market for any of the securities.
Unless otherwise indicated in the applicable Prospectus Supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.
In this prospectus or any accompanying Prospectus Supplement, the terms “this offering” means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

LEGAL OPINIONS
The validity of certain securities offered hereby will be passed upon for the company by Cleary Gottlieb Steen & Hamilton LLP, the company’s U.S counsel and English counsel. The legality of certain of the securities will be passed upon for the company by Mayer Brown LLP, the company’s structured products U.S. counsel. Certain legal matters will be passed upon for the underwriters and agents by counsel to be named in the applicable Prospectus Supplement. Cleary Gottlieb Steen & Hamilton LLP and Mayer Brown LLP have in the past represented and continue to represent the company and/or its affiliates on a regular basis and in a variety of matters.

EXPERTS
The financial statements incorporated in this prospectus by reference to the Form 20-F (File No. 000-56449) have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

HSBC Bank plc
Debt Securities

PROSPECTUS

August 31, 2022

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 8.   Indemnification of Directors and Officers
Article 139.(A) of the Registrant’s Articles of Association provides:
“To the extent permitted by the Act and without prejudice to any indemnity to which he may otherwise be entitled, every person who is or was a director or other officer of the Company or an associated company (other than any person (whether or not an officer of the Company or an associated company) engaged by the Company or an associated company as auditor) shall be and shall be kept indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him (whether in connection with any negligence, default, breach of duty or breach of trust by him or otherwise as a director or such other officer of the Company or an associated company) in relation to the Company, an associated company or its/their affairs provided that such indemnity shall not apply in respect of any liability incurred by him: (i) to the Company or to any associated company; (ii) to pay a fine imposed in criminal proceedings; (iii) to pay a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (howsoever arising); (iv) in defending any criminal proceedings in which he is convicted; (v) in defending any civil proceedings brought by the Company, or an associated company, in which judgment is given against him; or (vi) in connection with any application under any of the following provisions in which the court refuses to grant him relief, namely: (a) section 661(3) or (4) of the Act (acquisition of shares by innocent nominee); or (b) section 1157 of the Act (general power to grant relief in case of honest and reasonable conduct).”
Article 139.(B) of the Registrant’s Articles of Association provides:
“In paragraphs (A)(iv), (A)(v) or (A)(vi) of this Article 139 the reference to a conviction, judgment or refusal of relief is a reference to one that has become final. A conviction, judgment or refusal of relief becomes final: (i) if not appealed against, at the end of the period for bringing an appeal; or (ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of. An appeal is disposed of: (i) if it is determined and the period for bringing any further appeal has ended; or (ii) if it is abandoned or otherwise ceases to have effect.”
Article 139.(C) of the Registrant’s Articles of Association provides:
“To the extent permitted by the Act and without prejudice to any indemnity to which he may otherwise be entitled, every person who is or was a Director of the Company acting in its capacity as a trustee of an occupational pension scheme shall be and shall be kept indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him in connection with the Company’s activities as trustee of the scheme provided that such indemnity shall not apply in respect of any liability incurred by him: (i) to pay a fine imposed in criminal proceedings; (ii) to pay a sum payable to a regulatory authority by way of a penalty in respect of non compliance with any requirement of a regulatory nature (howsoever arising); or (iii) in defending criminal proceedings in which he is convicted. For the purposes of this Article 139, a reference to a conviction is to the final decision in the proceedings. The provisions of paragraph (B) of this Article 139 shall apply in determining when a conviction becomes final.”
Article 139.(D) of the Registrant’s Articles of Association provides:
“Without prejudice to paragraph (A) of this Article 139 or to any indemnity to which a Director may otherwise be entitled, and to the extent permitted by the Act and otherwise upon such terms and subject to such conditions as the Board may in its absolute discretion think fit, the Board shall have the power to make arrangements to provide a Director with funds to meet expenditure incurred or to be incurred by him in defending any criminal or civil proceedings or in connection with an application under section 661(3) or (4) of the Act (acquisition of shares by innocent nominee) or section 1157 of the Act (general power to grant relief in case of honest and reasonable conduct) or in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority or to enable a Director to avoid incurring any such expenditure.”
Article 139.(E) of the Registrant’s Articles of Association provides:
“Where at any meeting of the Board or a committee of the Board any arrangement falling within paragraph (D) of this Article 139 is to be considered, a Director shall be entitled to vote and be counted in the quorum at such meeting unless the terms of such arrangement confers upon such Director a benefit not generally available to any other Director; in that event, the interest of such Director in such arrangement shall be deemed to be a material interest for the purposes of this Article 139 and he shall not be so entitled to vote or be counted in the quorum.”
Article 139.(F) of the Registrant’s Articles of Association provides:
“To the extent permitted by the Act, the Board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was: (i) a director, alternate director or secretary of the Company or of a company which is or was a subsidiary undertaking of the Company or in which the Company has or had an interest (whether direct or indirect); or (ii) trustee of a retirement benefits scheme or other trust in which a person referred to in sub-paragraph (i) above is or has been interested, indemnifying him and keeping him indemnified against liability for negligence, default, breach of duty or breach of trust or other liability which may lawfully be insured against by the Company.”
The relevant provisions of the UK Companies Act 2006 (referred to as the “Act” in Articles 139.(A), 139(D) and 139)(F)) are sections 661(3), 661(4) and 1157.
Section 661(3) and (4) provide:
“(3) If in proceedings for the recovery of an amount under subsection (2) it appears to the court that the subscriber or director — (a) has acted honestly and reasonably, and (b) having regard to all the circumstances of the case, ought fairly to be relieved from liability, the court may relieve him, either wholly or in part, from his liability on such terms as the court thinks fit.
(4) If a subscriber to a company’s memorandum or a director of a company has reason to apprehend that a claim will or might be made for the recovery of any such amount from him — (a) he may apply to the court for relief, and (b) the court has the same power to relieve him as it would have had in proceedings for recovery of that amount.”
Section 1157 provides:
“(1) If in proceedings for negligence, default, breach of duty or breach of trust against — (a) an officer of a company, or (b) a person employed by a company as auditor (whether he is or is not an officer of the company), it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.
(2) If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust — (a) he may apply to the court for relief, and (b) the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.
(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.”

Item 9.   Exhibits
Number	Description
1.1	Distribution Agreement, dated August 31, 2022, between HSBC Bank plc and HSBC Securities (USA) Inc.
1.2	Distribution Agreement, dated August 31, 2022, between HSBC Bank plc and Bank of America Securities, Inc.
4.1	Senior Debt Securities Indenture, dated August 31, 2022, between HSBC Bank plc and Computershare Trust Company N.A., as Trustee.
4.2	Form of Master Global Note (included in 4.1 above).
4.3	Paying Agent and Securities Registrar Agreement, dated August 31, 2022, between HSBC Bank plc and HSBC Bank USA, National Association.
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel to the Registrant.
5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP, English solicitors to the Registrant.
5.3	Opinion of Mayer Brown LLP, special U.S. structured products counsel to the Registrant.
5.4	Opinion of Mayer Brown International LLP, special English counsel to the Registrant, as to certain matters under English law.
8	Opinion of Mayer Brown LLP as to U.S. tax matters regarding certain of the securities offered hereby.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in 5.1 above).
23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in 5.2 above).
23.4	Consent of Mayer Brown LLP (included in 5.3 above).
23.5	Consent of Mayer Brown LLP (included in 5.4 above).
23.6	Consent of Mayer Brown LLP (included in 8 above).
24	Powers of Attorney (included on the signature pages).
25.1	Statement of Eligibility and Qualification of Computershare Trust Company, N.A. as Trustee on Form T-1 (for senior debt securities).
107	Filing Fee Table.

Item 10.   Undertakings
(a)   The undersigned Registrant hereby undertakes:
(1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to the Registration Statement, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
(5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(7)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(8)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(9)   The Registrant hereby undertakes that:
(i)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon

Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(ii)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

INDEX TO EXHIBITS
Number	Description
1.1	Distribution Agreement, dated August 31, 2022, between HSBC Bank plc and HSBC Securities (USA) Inc.
1.2	Distribution Agreement, dated August 31, 2022, between HSBC Bank plc and Bank of America Securities, Inc.
4.1	Senior Debt Securities Indenture, dated August 31, 2022, between HSBC Bank plc and Computershare Trust Company N.A., as Trustee.
4.2	Form of Master Global Note (included in 4.1 above).
4.3	Paying Agent and Securities Registrar Agreement, dated August 31, 2022, between HSBC Bank plc and HSBC Bank USA, N.A.
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel to the Registrant.
5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP, English solicitors to the Registrant.
5.3	Opinion of Mayer Brown LLP, special U.S. structured products counsel to the Registrant.
5.4	Opinion of Mayer Brown LLP, special English counsel to the Registrant, as to certain matters under English law.
8	Opinion of Mayer Brown LLP as to U.S. tax matters regarding certain of the securities offered hereby.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in 5.1 above).
23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in 5.2 above).
23.4	Consent of Mayer Brown LLP (included in 5.3 above).
23.5	Consent of Mayer Brown LLP (included in 5.4 above).
23.6	Consent of Mayer Brown LLP (included in 8 above).
24	Powers of Attorney (included on the signature pages).
25.1	Statement of Eligibility and Qualification of Computershare Trust Company, N.A. as Trustee on Form T-1 (for senior debt securities).
107	Filing Fee Table.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, HSBC Bank plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, on August 31, 2022.
HSBC BANK PLC
By:
/s/ David Watts

Name: David Watts
Title:
Chief Financial Officer

Know all persons by these presents that each of the undersigned constitutes and appoints each other director, jointly and severally, his or her true and lawful attorneys-in-fact and agents with full and several power of substitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form F-3 has been signed by the following persons in the capacities indicated on August 31, 2022.
By:
/s/ Stephen O'Connor

Name: Stephen O’Connor
Title:
Chairman and Non-Executive Director

By:
/s/ Colin Bell

Name: Colin Bell
Title:
Chief Executive Officer and
Executive Director

By:
/s/ David Watts

Name: David Watts
Title:
Chief Financial Officer and
Executive Director

By:
/s/ Matthew Gillen

Name: Matthew Gillen
Title:
Financial Controller

By:
/s/ Norma Dove-Edwin

Name: Norma Dove-Edwin
Title:
Non-Executive Director

By:
/s/ Yukiko Omura

Name: Yukiko Omura
Title:
Non-Executive Director

By:
/s/ Juliet Ellis

Name: Juliet Ellis
Title:
Non-Executive Director

By:
/s/ Dr. Eric Strutz

Name: Dr. Eric Strutz
Title:
Non-Executive Director

By:
/s/ John Francis Trueman

Name: John Francis Trueman
Title:
Deputy Chairman and
Non-Executive Director

By:
/s/ Andrew Wright

Name: Andrew Wright
Title:
Non-Executive Director

By:
/s/ William L. Kuhn, IV

Name: William L. Kuhn, IV
Title:
Executive Vice President and General Counsel,
Regulatory, Disclosure and Employment Law,
HSBC North America Holdings Inc.
(Authorized Representative in the
United States)